EXHIBIT 99.1

SERVICE CORPORATION INTERNATIONAL
ANNOUNCES SECOND QUARTER 2026 FINANCIAL RESULTS,
CONFIRMS 2026 EARNINGS PER SHARE MIDPOINT GUIDANCE,
AND RAISES 2026 CASH FLOW GUIDANCE
Conference call on Thursday, July 30, 2026, at 8:00 a.m. Central Time.
HOUSTON, Texas, July 29, 2026 . . . Service Corporation International (NYSE: SCI), the largest provider of deathcare products and services in North America, today reported results for the second quarter of 2026.
Second Quarter Highlights:
–Consolidated revenue grew $37.8 million, or 4%, over the second quarter of 2025
–Comparable total funeral sales average grew 3% over the second quarter of 2025
–Comparable cemetery preneed sales production increased 8% in the current quarter
–Comparable funeral preneed sales production increased 7% in the current quarter
–GAAP earnings per share was $0.90 compared to $0.86 in the second quarter of 2025
–Adjusted earnings per share was $0.90 compared to $0.88 in the second quarter of 2025
–Net cash provided by operating activities increased $72.2 million, or 43%, to $238.7 million in the current quarter compared to $166.5 million in the prior-year quarter
–Adjusted cash provided by operating activities increased $70.5 million, or 42%, to $238.8 million in the current quarter compared to $168.3 million in the prior year
Tom Ryan, the Company's Chairman and CEO, commented on the second quarter performance:
"Today, we reported adjusted earnings per share of $0.90 and adjusted net cash provided by operating activities of $238.8 million, both ahead of the prior year and our expectations. Our funeral segment benefited from a continued strong average revenue per service which more than offset a better-than-expected 1% decline in funeral services performed. Our cemetery segment continued to perform well, generating 5% growth in comparable cemetery revenue. The growth was primarily driven by higher recognized preneed merchandise and service revenue, as well as higher other revenue, both of which reflected impressive earnings growth from our cemetery trust funds. Additionally, recognized preneed property revenue grew 2%, while preneed property production grew 7%. This dynamic puts temporary pressure on cemetery gross margins but expands our backlog with higher-margin deferred property sales, which will benefit us in future periods. Preneed funeral sales production also remained strong, increasing 7% on a comparable basis, reinforcing the long-term strength of our preneed strategy and helping to build our backlog of future revenue.
We remain focused on executing our long-term growth strategy by growing revenue, leveraging our scale, and allocating capital in a disciplined manner to create long-term shareholder value. Our consistent cash generation continues to provide the financial flexibility to invest in strategic acquisitions, expand and develop our cemetery portfolio, pursue attractive real estate opportunities, and construct new funeral homes. Thus far this year, we returned $363 million to shareholders through dividends and share repurchases, reflecting our continued commitment to balanced capital allocation. This balanced capital allocation strategy positions us to deliver sustainable growth and create long-term shareholder value.
Finally, I would like to thank our more than 25,000 associates for their unwavering commitment to serving client families with compassion, professionalism, and excellence. Their dedication is the foundation of our success and continues to distinguish SCI every day.”
Details of our second quarter 2026 financial results and the unaudited consolidated financial statements can be found in the Appendix at the end of this press release. The table below summarizes our key financial results.

(Dollars in millions, except for per share amounts)	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Revenue	$1,103.3	$1,065.4	$2,199.7	$2,139.6
Operating income	$231.6	$224.5	$475.4	$476.1
Net income attributable to common stockholders	$124.8	$122.9	$260.6	$265.7
Diluted earnings per share	$0.90	$0.86	$1.87	$1.84
Earnings excluding special items (1)	$124.9	$125.5	$260.1	$265.1
Diluted earnings per share excluding special items (1)	$0.90	$0.88	$1.87	$1.84
Diluted weighted average shares outstanding	138.3	143.0	139.1	144.1
Net cash provided by operating activities	$238.7	$166.5	$572.4	$477.6
Net cash provided by operating activities excluding special items (1)	$238.8	$168.3	$573.3	$484.2

1 Service Corporation International

(1)    Earnings excluding special items, diluted earnings per share excluding special items, and net cash provided by operating activities excluding special items are non-GAAP financial measures. These items are also referred to as "adjusted earnings per share" and "adjusted operating cash flow". A reconciliation from net income attributable to common stockholders, diluted earnings per share, and net cash provided by operating activities in accordance with generally accepted accounting principles in the United States (GAAP) can be found under the headings "Cash Flow and Capital Spending" and “Non-GAAP Financial Measures” in the Appendix at the end of this press release.
•Diluted earnings per share was $0.90 in the second quarter of 2026 compared to $0.86 in the second quarter of 2025. The current year quarter was impacted by $0.1 million of net losses on divestitures and impairment charges compared to $4.1 million of net gains in the prior year. The prior year also included a $6.4 million charge related to the settlement of certain legal matters and a $1.6 million restructuring charge. Diluted earnings per share, excluding special items, was $0.90 in the second quarter of 2026 compared to $0.88 in the second quarter of 2025. Higher cemetery gross profit combined with a lower share count more than offset lower funeral gross profit.
•Net cash provided by operating activities increased $72.2 million, or 43%, to $238.7 million in the second quarter of 2026. Adjusted cash provided by operating activities increased $70.5 million, or 42%, to $238.8 million in the current quarter compared to $168.3 million in the prior year primarily due to a reduction in cash taxes and strong operating cash receipts from increased preneed cemetery sales production.

CONFIRMED 2026 EPS GUIDANCE AND RAISED 2026 CASH FLOW GUIDANCE
The $4.20 midpoint of our annual guidance range for 2026 detailed below is confirmed with a more narrow range expected for adjusted earnings per share of $4.10 to $4.30. Our cash flow outlook at the midpoint has increased $50 million from $1,035 million to $1,085 million due to stronger cemetery preneed cash receipts. Additionally, we increased our total maintenance capital expenditures by $10 million to $335 million. Our outlook for diluted earnings per share from continuing operations excluding special items, at the midpoint of our guidance range, is anticipated to be within our expected long-term growth framework of 8%-12%.

(Dollars in millions, except per share amounts)	2026 Outlook	Revised 2026 Outlook
Diluted earnings per share excluding special items (1)	$4.05 - $4.35	$4.10 - $4.30

Net cash provided by operating activities excluding special items and cash taxes (1)	$1,125 - $1,185	$1,175 - $1,235
Cash taxes expected in 2026 (at the midpoint of diluted earnings per share excluding special items guidance)	$120	$120
Net cash provided by operating activities excluding special items (1)	$1,005 - $1,065	$1,055 - $1,115
Midpoint of net cash provided by operating activities excluding special items (1)	$1,035	$1,085
Capital improvements at existing field locations	$135	$140
Development of cemetery property	$165	$170
Digital investments and corporate	$25	$25
Total maintenance, cemetery development, and other capital expenditures (Maintenance capital expenditures)	$325	$335
(1)Diluted earnings per share excluding special items, net cash provided by operating activities excluding special items and cash taxes, and net cash provided by operating activities excluding special items are non-GAAP financial measures. We normally reconcile these non-GAAP financial measures from diluted earnings per share and net cash provided by operating activities; however, diluted earnings per share and net cash provided by operating activities calculated in accordance with GAAP are not currently accessible on a forward-looking basis. Our outlook for 2026 excludes the following because this information is not currently available for 2026: Expenses net of insurance recoveries related to hurricanes, gains or losses associated with asset divestitures, gains or losses associated with the early extinguishment of debt, potential tax reserve adjustments and IRS payments and/or refunds, acquisition and integration costs, system implementation and transition costs, and potential costs associated with estimated litigation charges or legal settlements or the recognition of receivables for insurance recoveries associated with litigation, or deferred tax payments. The foregoing items could materially impact our forward-looking diluted earnings per share and/or our net cash provided by operating activities calculated in accordance with GAAP, consistent with the historical disclosures found in the Appendix at the end of this press release under the headings “Cash Flow and Capital Spending” and “Non-GAAP Financial Measures”.
CONFERENCE CALL AND WEBCAST
We will host a conference call on Thursday, July 30, 2026, at 8:00 a.m. Central Time. A question and answer session will follow prepared remarks made by management. The conference call dial-in numbers are (888) 317-6003 (US) or (412) 317-6061 (International) with the passcode of 7565620. The conference call will also be broadcast live via the Internet and can be accessed through our website at www.sci-corp.com. A replay of the conference call will be available through August 6, 2026 and can be accessed at (855) 669-9658 (US) or (412) 317-0088 (International) with the passcode of 1797873. Additionally, a replay of the conference call will be available on our website for approximately three months.

2 Service Corporation International

ABOUT SERVICE CORPORATION INTERNATIONAL
Service Corporation International (NYSE: SCI), headquartered in Houston, Texas, is North America's leading provider of funeral, cemetery and cremation services, as well as final-arrangement planning in advance, serving approximately 700,000 combined preneed and atneed families each year. Our diversified portfolio of brands provides families and individuals a full range of choices to meet their needs, from simple cremations to full life celebrations and personalized remembrances. Our Dignity Memorial® brand is the name families turn to for professionalism, compassion, and attention to detail that is second to none. At June 30, 2026, we owned and operated 1,495 funeral service locations and 505 cemeteries (of which 316 are combination locations) in 44 states, eight Canadian provinces, the District of Columbia, and Puerto Rico. For more information about Service Corporation International, please visit our website at www.sci-corp.com. For more information about Dignity Memorial®, please visit www.dignitymemorial.com.

For additional information contact: InvestorRelations@sci-us.com
Investors:	Trey Bocage - Assistant Vice President - Treasury and Investor Relations	(713) 525-3454
	Andrea Low - Director - Federal Tax and Investor Relations	(713) 525-2811
Media:	Jay Andrew - Assistant Vice President - Corporate Communications	(713) 525-3468

3 Service Corporation International

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
The statements in this press release that are not historical facts are forward-looking statements made in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as “believe”, “estimate”, “project”, “expect”, or “anticipate”, “predict” that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of, the Company. These factors are discussed below. Except as required by applicable law, we assume no obligation and make no undertaking to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the Company, whether as a result of new information, future events, or otherwise.

•Our affiliated trust funds own investments in securities, which are affected by market conditions that are beyond our control.
•We may be required to replenish our affiliated funeral and cemetery trust funds to meet minimum funding requirements, which would have a negative effect on our earnings and cash flow.
•Our ability to execute our strategic plan depends on many factors, some of which are beyond our control.
•We may be adversely affected by the effects of inflation.
•Our results may be adversely affected by significant weather events, natural disasters, catastrophic events, or public health crises.
•Our credit agreements contain covenants that may prevent us from engaging in certain transactions.
•If we lost the ability to use surety bonding to support our preneed activities, we may be required to make material cash payments to fund certain trust funds.
•The financial condition of third-party insurance companies that fund our preneed contracts may impact our future revenue.
•Unfavorable publicity could affect our reputation and business.
•Our failure to attract and retain qualified sales personnel and licensed funeral professionals could have an adverse effect on our business and financial condition.
•We use a combination of insurance, self-insurance, and large deductibles in managing our exposure to certain inherent risks; therefore, we could be exposed to unexpected costs that could negatively affect our financial performance.
•Declines in overall economic conditions beyond our control could reduce future potential earnings and cash flows and could result in future impairments to goodwill and/or other intangible assets.
•Any failure to protect personal information relating to our customers, their loved ones, our associates, and our vendors could damage our reputation, could cause us to incur substantial additional costs and to become subject to litigation, and could adversely affect our operating results, financial condition, or cash flow.
•A failure of a key information technology system or process could disrupt and adversely affect our business.
•Our Canadian business exposes us to operational, economic, and currency risks.
•Our level of indebtedness could adversely affect our cash flows, our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, and may prevent us from fulfilling our obligations under our indebtedness.
•The funeral and cemetery industry is competitive.
•If the number of deaths in our markets declines, our cash flows and revenue may decrease. Changes in the number of deaths are not predictable from market to market or over the short term.
•If we are not able to respond effectively to changing consumer preferences, our market share, revenue, and/or profitability could decrease.
•The continuing upward trend in life expectancy and an increase in the number of cremations performed in North America could result in lower revenue, operating profit, and cash flows.
•Our funeral and cemetery businesses are high fixed-cost businesses.
•Risks associated with our supply chain, such as tariffs, could materially adversely affect our financial performance.
•Regulation and compliance could have a material adverse impact on our financial results.
•Unfavorable results of litigation could have a material adverse impact on our financial statements.
•Cemetery burial practice claims could have a material adverse impact on our financial results.
•The application of unclaimed property laws by certain states to our preneed funeral and cemetery backlog could have a material adverse impact on our liquidity, cash flows, and financial results.
•Changes in taxation, or the interpretation of tax laws or regulations, as well as the inherent difficulty in quantifying potential tax effects of business decisions could have a material adverse effect on the results of our operations, financial condition, or cash flows.
For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including our 2025 Annual Report on Form 10-K. Copies of this document as well as other SEC filings can be obtained from our website at www.sci-corp.com.

4 Service Corporation International

SERVICE CORPORATION INTERNATIONAL

APPENDIX: RESULTS FOR THE SECOND QUARTER OF 2026
Consolidated Statement of Operations (Unaudited)

(Dollars in thousands, except per share amounts)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025

Revenue	$1,103,288	$1,065,444	$2,199,742	$2,139,611
Cost of revenue	(829,787)	(794,006)	(1,639,790)	(1,576,756)
Gross profit	273,501	271,438	559,952	562,855
Corporate general and administrative expenses	(41,775)	(49,466)	(85,686)	(94,167)
Restructuring charge	—	(1,575)	—	(1,575)
(Losses) gains on divestitures and impairment charges, net	(138)	4,062	1,136	9,033
Operating income	231,588	224,459	475,402	476,146
Interest expense	(64,711)	(64,071)	(128,717)	(125,554)
Other (expense) income, net	(57)	3,914	1,341	7,066
Income before income taxes	166,820	164,302	348,026	357,658
Provision for income taxes	(41,943)	(41,378)	(87,276)	(91,807)
Net income	124,877	122,924	260,750	265,851
Net income attributable to noncontrolling interests	(52)	(59)	(117)	(106)
Net income attributable to common stockholders	$124,825	$122,865	$260,633	$265,745
Basic earnings per share:
Net income attributable to common stockholders	$0.91	$0.87	$1.89	$1.86
Basic weighted average number of shares	137,519	141,897	138,268	143,001
Diluted earnings per share:
Net income attributable to common stockholders	$0.90	$0.86	$1.87	$1.84
Diluted weighted average number of shares	138,327	142,992	139,122	144,134

5 Service Corporation International

Consolidated Balance Sheet (Unaudited)

(Dollars in thousands, except share amounts)
	June 30, 2026	December 31, 2025

ASSETS
Current assets:
Cash and cash equivalents	$260,411	$243,581
Receivables, net of reserves of $3,602 and $3,944, respectively	104,109	100,415
Inventories	38,235	35,246
Other	46,991	32,551
Total current assets	449,746	411,793
Preneed receivables, net of reserves of $33,925 and $34,680, respectively, and trust investments	7,652,394	7,360,793
Cemetery property	2,251,528	2,201,967
Property and equipment, net	2,835,540	2,751,761
Goodwill	2,174,837	2,169,055
Deferred charges and other assets, net of reserves of $2,826 and $2,460, respectively	1,329,669	1,360,530
Cemetery perpetual care trust investments	2,520,779	2,398,613
Total assets	$19,214,493	$18,654,512

LIABILITIES & EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$650,833	$685,156
Current maturities of long-term debt	195,149	56,847
Income taxes payable	246	3,701
Total current liabilities	846,228	745,704
Long-term debt	5,108,016	5,082,970
Deferred revenue, net	1,823,627	1,779,266
Deferred tax liability	704,103	691,033
Other liabilities	571,893	550,793
Deferred receipts held in trust	6,116,618	5,784,398
Care trusts’ corpus	2,506,248	2,381,507
Commitments and contingencies
Equity:
Common stock, $1 per share par value, 500,000,000 shares authorized, 142,249,152 and 141,957,004 shares issued, respectively, and 136,619,474 and 139,678,199 shares outstanding, respectively	136,619	139,678
Capital in excess of par value	976,452	987,210
Retained earnings	427,900	498,958
Accumulated other comprehensive income	(3,720)	12,425
Total common stockholders’ equity	1,537,251	1,638,271
Noncontrolling interests	509	570
Total equity	1,537,760	1,638,841
Total liabilities and equity	$19,214,493	$18,654,512

6 Service Corporation International

Consolidated Statement of Cash Flows (Unaudited)

(Dollars in thousands)	Six months ended June 30,
	2026	2025

Cash flows from operating activities:
Net income	$260,750	$265,851
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	114,081	108,257
Amortization of intangibles	7,038	8,441
Amortization of cemetery property	48,581	48,195
Amortization of loan costs	4,474	4,383
Provision for expected credit losses	4,217	5,234
Provision for deferred income taxes	13,307	4,621
Gains on divestitures and impairment charges, net	(1,136)	(9,033)
Share-based compensation	10,387	9,589
Change in assets and liabilities, net of effects from acquisitions and divestitures:
(Increase) decrease in receivables	(5,094)	6,205
Decrease (increase) in other assets	24,982	(16,110)
Increase in payables and other liabilities	21,679	11,996
Effect of preneed sales production and maturities:
Decrease (increase) in preneed receivables, net and trust investments	8,318	(28,062)
Increase in deferred revenue, net	40,995	23,785
Increase in deferred receipts held in trust	19,860	34,228
Net cash provided by operating activities	572,439	477,580
Cash flows from investing activities:
Capital expenditures	(175,593)	(161,201)
Business acquisitions, net of cash acquired	(39,469)	(28,242)
Real estate acquisitions	(12,835)	(5,422)
Corporate headquarters	(56,334)	(26,759)
Proceeds from divestitures and sales of property and equipment	5,331	26,762
Payments for Company-owned life insurance policies	(124)	(130)
Proceeds from Company-owned life insurance policies and other	—	3,757
Tax credit equity investments	(40,737)	—
Net cash used in investing activities	(319,761)	(191,235)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	405,000	495,001
Scheduled payments of debt	(13,648)	(12,827)
Early payments of debt	(295,000)	(305,000)
Proceeds from corporate headquarters debt facility	51,854	17,120
Principal payments on finance leases	(19,783)	(18,853)
Proceeds from exercise of stock options	6,599	4,040
Purchase of Company common stock	(266,377)	(324,023)
Payments of dividends	(96,363)	(91,129)
Bank overdrafts and other	(4,773)	(7,354)
Net cash used in financing activities	(232,491)	(243,025)
Effect of foreign currency	(4,938)	5,800
Net increase in cash, cash equivalents, and restricted cash	15,249	49,120
Cash, cash equivalents, and restricted cash at beginning of period	246,468	221,399
Cash, cash equivalents, and restricted cash at end of period	$261,717	$270,519

7 Service Corporation International

Consolidated Segment Results
(See definitions of revenue line items later in this appendix.)

(Dollars in millions, except funeral services performed and average revenue per service)	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Consolidated funeral:
Atneed revenue	$298.7	$296.1	$618.9	$625.2
Matured preneed revenue	196.5	183.5	401.9	389.3
Core revenue	495.2	479.6	1,020.8	1,014.5
Non-funeral home revenue	27.6	25.7	56.4	53.4
Non-funeral home preneed sales revenue	21.3	26.4	43.5	48.6
Core general agency and other revenue	60.7	59.7	114.7	114.4
Total revenue	$604.8	$591.4	$1,235.4	$1,230.9

Gross profit	$110.3	$116.0	$244.3	$270.0
Gross profit percentage	18.2%	19.6%	19.8%	21.9%

Funeral services performed	87,347	87,014	181,033	184,868
Average revenue per service	$5,985	$5,807	$5,950	$5,777

(Dollars in millions)	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Consolidated cemetery:
Atneed property revenue	$37.5	$37.0	$74.0	$74.2
Atneed merchandise and service revenue	73.2	74.0	145.9	149.1
Total atneed revenue	110.7	111.0	219.9	223.3
Recognized preneed property revenue	225.4	220.4	435.0	409.1
Recognized preneed merchandise and service revenue	116.2	105.8	222.5	204.3
Total recognized preneed revenue	341.6	326.2	657.5	613.4
Core revenue	452.3	437.2	877.4	836.7
Other cemetery revenue	46.2	36.9	87.0	72.1
Total revenue	$498.5	$474.1	$964.4	$908.8

Gross profit	$163.2	$155.5	$315.7	$292.9
Gross profit percentage	32.7%	32.8%	32.7%	32.2%

8 Service Corporation International

Comparable Funeral Results
The table below details comparable funeral results of operations (“same store”) for the three months ended June 30, 2026 and 2025. We consider comparable funeral operations to be those businesses owned for the entire period beginning January 1, 2025 and ending June 30, 2026.

(Dollars in millions, except average revenue per service and average revenue per contract sold)	Three months ended June 30,
	2026	2025	Var	%
Comparable funeral revenue:
Atneed revenue (1)	$290.2	$294.3	$(4.1)	(1.4)%
Matured preneed revenue (2)	194.0	182.8	11.2	6.1%
Core revenue (3)	484.2	477.1	7.1	1.5%
Non-funeral home revenue (4)	27.4	25.1	2.3	9.2%
Non-funeral home preneed sales revenue (5)	21.2	26.3	(5.1)	(19.4)%
Core general agency and other revenue (6)	60.1	59.3	0.8	1.3%
Total comparable revenue	$592.9	$587.8	$5.1	0.9%

Comparable gross profit	$109.8	$116.6	$(6.8)	(5.8)%
Comparable gross profit percentage	18.5%	19.8%	(1.3)%

Comparable funeral services performed:
Atneed	44,482	45,873	(1,391)	(3.0)%
Matured preneed	26,384	26,247	137	0.5%
Total core	70,866	72,120	(1,254)	(1.7)%
Non-funeral home	14,178	14,109	69	0.5%
Total comparable funeral services performed	85,044	86,229	(1,185)	(1.4)%
Core cremation rate	58.0%	57.4%	0.6%
Total comparable cremation rate (7)	64.8%	64.3%	0.5%

Comparable funeral average revenue per service:
Atneed	$6,524	$6,416	$108	1.7%
Matured preneed	7,353	6,965	388	5.6%
Total core	6,833	6,615	218	3.3%
Non-funeral home	1,933	1,779	154	8.7%
Total comparable average revenue per service	$6,016	$5,824	$192	3.3%

Comparable funeral preneed sales production:
Total preneed sales	$323.3	$303.4	$19.9	6.6%
Core contracts sold	38,642	36,232	2,410	6.7%
Non-funeral home contracts sold	20,420	20,923	(503)	(2.4)%
Core average revenue per contract sold	6,706	6,604	102	1.5%
Non-funeral home average revenue per contract sold	$3,141	$3,068	$73	2.4%
(1)Atneed revenue represents merchandise and services sold and delivered or performed once death has occurred.
(2)Matured preneed revenue represents merchandise and services sold on a preneed contract through our core funeral homes, which have been delivered or performed as well as the related merchandise and service trust fund income and other insurance benefits.
(3)Core revenue represents the sum of merchandise and services sold on an atneed contract or preneed contract, which were delivered or performed once death has occurred through our core funeral homes.
(4)Non-funeral home revenue represents services sold on a preneed or atneed contract through one of our non-funeral home sales channels (e.g. SCI Direct) and performed once death has occurred.
(5)Non-funeral home preneed sales revenue represents travel protection, net and merchandise sold on a preneed contract that is delivered before death has occurred and general agency revenue from our non-funeral home sales channel.
(6)Core general agency and other revenue primarily comprises core general agency revenue, which is commissions we receive from third-party insurance companies for life insurance policies sold to preneed customers for the purpose of funding preneed arrangements and core travel protection preneed sales, net.
(7)Total comparable cremation rate includes the impact of cremation services through our non-funeral sales channel (e.g. SCI Direct).

9 Service Corporation International

•Total comparable funeral revenue increased $5.1 million. Core funeral revenue increased $7.1 million, or 1.5%, primarily due to a 3.3% increase in core average revenue per service partially offset by a 1.7% decrease in core funeral services performed. The growth in the average revenue per service is primarily driven by consumer preferences for enhanced product and service offerings as well as an increase in trust fund income. The core cremation rate increased 60 basis points to 58.0%.
•Non-funeral home revenue increased $2.3 million, or 9.2%, due to an 8.7% increase in non-funeral home average revenue per service driven by increased matured preneed revenue from the backlog, combined with a 0.5% increase in non-funeral home services performed.
•Non-funeral home preneed sales revenue decreased $5.1 million, primarily due to an operational shift to defer the delivery of urns on preneed contracts to the time of need. This transition was completed late in 2025, and this decrease is short-term in nature as we will recognize deferred urn revenue from the backlog at the time of need as non-funeral home revenue in future periods.
•Core general agency and other revenue increased $0.8 million. Core general agency revenue benefited from higher insurance sales production which was largely offset by a lower general agency commission rate quarter over quarter. The current commission rate is stable and is trending in line with expectations.
•Comparable funeral gross profit decreased $6.8 million to $109.8 million, and the gross profit percentage declined 130 basis points from 19.8% to 18.5%. Gross profit was impacted by higher selling compensation associated with strong insurance-funded preneed sales production. Selling compensation costs associated with insurance-funded preneed sales production are expensed as incurred, while the benefit of these sales will be realized in future periods as the related funeral services are performed.
•Comparable funeral preneed sales production increased $19.9 million, or 6.6%, in the second quarter of 2026 compared to 2025, driven by an 8.3% increase in core preneed sales production.
Comparable Cemetery Results
The table below details comparable cemetery results of operations (“same store”) for the three months ended June 30, 2026 and 2025. We consider comparable cemetery operations to be those businesses owned for the entire period beginning January 1, 2025 and ending June 30, 2026.

(Dollars in millions)	Three months ended June 30,
	2026	2025	Var	%
Comparable cemetery revenue:
Atneed property revenue	$37.3	$37.0	$0.3	0.8%
Atneed merchandise and service revenue	72.9	74.0	(1.1)	(1.5)%
Total atneed revenue (1)	110.2	111.0	(0.8)	(0.7)%
Recognized preneed property revenue	225.2	220.4	4.8	2.2%
Recognized preneed merchandise and service revenue	116.2	105.8	10.4	9.8%
Total recognized preneed revenue (2)	341.4	326.2	15.2	4.7%
Core revenue (3)	451.6	437.2	14.4	3.3%
Other revenue (4)	45.3	36.9	8.4	22.8%
Total comparable revenue	$496.9	$474.1	$22.8	4.8%

Comparable gross profit	$162.2	$155.5	$6.7	4.3%
Comparable gross profit percentage	32.6%	32.8%	(0.2)%

Comparable cemetery preneed and atneed sales production:
Property	$288.5	$271.2	$17.3	6.4%
Merchandise and services	225.3	210.9	14.4	6.8%
Discounts and other	(5.4)	(3.7)	(1.7)	(45.9)%
Preneed and atneed sales production	$508.4	$478.4	$30.0	6.3%

Preneed sales production	$399.5	$369.8	$29.7	8.0%
Recognition rate (5)	88.8%	91.4%
(1)Atneed revenue represents property, merchandise, and services sold and delivered or performed once death has occurred.
(2)Recognized preneed revenue represents property, merchandise, and services sold on a preneed contract, which were delivered or performed as well as the related merchandise and service trust fund income.
(3)Core revenue represents the sum of property, merchandise, and services that have been delivered or performed as well as the related merchandise and service trust fund income.

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(4)Other revenue is primarily related to endowment care trust fund income, royalty income, and interest and finance charges earned from customer receivables on preneed installment contracts.
(5)Represents the ratio of current period core revenue stated as a percentage of current period preneed and atneed sales production.
•Total comparable cemetery revenue increased $22.8 million, or 4.8%, in the second quarter of 2026 compared to the second quarter of 2025. The increase was due to higher core revenue of $14.4 million and higher other revenue of $8.4 million.
•The core revenue increase of $14.4 million was primarily due to a $15.2 million, or 4.7%, increase in total recognized preneed revenue, of which $4.8 million resulted from higher property revenue and $10.4 million from higher merchandise and service revenue. Merchandise and service revenue also reflects the positive impacts from increased trust fund income. Total recognized preneed revenue benefited from growth in comparable cemetery preneed sales production of $29.7 million, or 8.0%, a significant portion of which will benefit us in the future.
•Other revenue was $8.4 million higher, or 22.8%, compared to the prior-year quarter primarily from an increase in endowment care trust fund income based on market performance and higher total return distributions.
•Comparable cemetery gross profit increased $6.7 million to $162.2 million. The gross profit percentage decreased slightly from 32.8% to 32.6%. Gross profit was impacted by higher selling compensation, reflecting strong preneed sales production growth of 8.0%. While this strong production growth puts temporary pressure on cemetery gross margins, it grows our backlog with higher-margin deferred property sales which will benefit us in future periods.
•Comparable preneed cemetery sales production increased $29.7 million, or 8.0%, and was supported by an increase in the number of contracts sold and a higher sales average as well as an increase in large sales.
Other Financial Results
•Corporate general and administrative expenses were $41.8 million in the second quarter of 2026, compared to $49.5 million in the prior year. The prior year included a $6.4 million charge related to the settlement of certain legal matters. The remaining decrease is partially due to lower auto and general liability claims in the current year.
•Interest expense was $64.7 million in the second quarter of 2026 compared to $64.1 million in the prior year. The average balances on our floating-rate debt increased approximately $189.0 million, partially offset by lower average floating rates decreasing from 6.8% to 5.8%, resulting in the net $0.6 million increase in interest expense.
•The GAAP effective income tax rate for the second quarter of 2026 was 25.1%, down from 25.2% in the prior-year quarter. On an adjusted basis, the effective tax rate was 25.2%, down from 25.4% in the prior-year quarter. The lower effective tax rate in the current period was primarily due to non-taxable gains on the cash surrender value of certain life insurance policies.
Cash Flow and Capital Spending

(Dollars in millions)	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$238.7	$166.5	$572.4	$477.6
Legal settlement payments	0.1	0.5	0.3	0.7
Restructuring charge payments	—	1.3	0.6	5.9
Net cash provided by operating activities excluding special items	$238.8	$168.3	$573.3	$484.2
Cash taxes included in net cash provided by operating activities excluding special items	$30.0	$94.3	$34.4	$99.2
Net cash provided by operating activities excluding special items grew $70.5 million to $238.8 million in the second quarter of 2026 compared to $168.3 million in the second quarter of 2025. The increase is driven by higher operating income of $7.1 million, and a reduction in cash taxes of $64.3 million, due primarily to credits associated with a renewable energy investment. The related renewable energy investment resulted in a $40.7 million investing cash outflow in the current quarter. Working capital remained essentially flat overall; however, we saw an improvement of $36.4 million in preneed working capital. This improvement was primarily driven by collections associated with higher preneed cemetery sales production (for which revenue recognition was deferred) as well as higher collection rates compared to the prior year. This was offset by $37.3 million in higher accounts payable and other working capital uses due to the timing of an additional payroll cycle within the period compared to the prior year. We expect the favorable preneed cemetery collection rates to continue in the back half of 2026, resulting in our increasing cash flow guidance.

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A summary of our capital expenditures is set forth below:

(Dollars in millions)	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Capital improvements at existing field locations	$29.6	$29.1	$49.6	$49.8
Development of cemetery property	44.5	34.7	85.4	76.0
Digital investments and corporate	6.0	5.1	11.6	9.9
Total maintenance, cemetery development, and other capital expenditures (Maintenance capital expenditures)	$80.1	$68.9	$146.6	$135.7
Growth capital expenditures/construction of new funeral service locations	15.6	14.1	29.0	25.5
Total capital expenditures	$95.7	$83.0	$175.6	$161.2
Total capital expenditures increased $12.7 million in the current quarter, primarily due to the timing of spend on the development of high-returning cemetery property during the quarter.
Trust Fund Returns
Total trust fund returns include realized and unrealized gains and losses and dividends and are shown gross without netting of certain fees. A summary of our consolidated trust fund returns as of June 30, 2026 is set forth below:

	Three Months	Six Months
Preneed funeral	8.0%	7.1%
Preneed cemetery	7.8%	7.1%
Cemetery perpetual care	7.4%	6.8%
Combined trust funds	7.7%	7.0%
Non-GAAP Financial Measures
Earnings excluding special items, diluted earnings per share excluding special items, and net cash provided by operating activities excluding special items shown above are non-GAAP financial measures. We believe these non-GAAP financial measures provide a consistent basis for comparison between quarters and years, and better reflect the performance of our core operations by adjusting for the items listed below. We also believe these measures help facilitate comparisons to our competitors' operating results.
Set forth below is a reconciliation of our reported net income attributable to common stockholders to earnings excluding special items and our GAAP diluted earnings per share to diluted earnings per share excluding special items. See “Cash Flow and Capital Spending” in this press release for a reconciliation of net cash provided by operating activities to net cash provided by operating activities excluding special items. We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

(Dollars in millions, except diluted EPS)	Three months ended June 30,
	2026		2025
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$124.8	$0.90	$122.9	$0.86
Pre-tax reconciling items:
Losses (gains) on divestitures and impairment charges, net	0.1	—	(4.1)	(0.03)
Legal settlement	—	—	6.4	0.04
Restructuring charge	—	—	1.6	0.01
Tax reconciling items:
Tax effect from significant items	—	—	(0.9)	—
Change in non-recurring tax items	—	—	(0.4)	—
Earnings excluding special items and diluted earnings per share excluding special items	$124.9	$0.90	$125.5	$0.88

Diluted weighted average shares outstanding		138.3		143.0

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(Dollars in millions, except diluted EPS)	Six months ended June 30,
	2026		2025
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$260.6	$1.87	$265.7	$1.84
Pre-tax reconciling items:
Gains on divestitures and impairment charges, net	(1.1)	(0.01)	(9.0)	(0.06)
Legal settlement	—	—	6.4	0.04
Restructuring charge	—	—	1.6	0.01
Tax reconciling items:
Tax effect from significant items	0.2	0.01	0.4	0.01
Change in non-recurring tax items	0.4	—	—	—
Earnings excluding special items and diluted earnings per share excluding special items	$260.1	$1.87	$265.1	$1.84

Diluted weighted average shares outstanding		139.1		144.1

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